UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

 (Former Name or Former Address, if Changed Since Last Report)

Item 2.02 –  Results of Operations and Financial Condition.

Pursuant to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference, Aptimus, Inc. (the “Company”) announced its results of operations and financial condition for the quarter ending September 30, 2005.

Item 8.01 –  Other Events.

In the course of its efforts to achieve compliance with Sarbanes Oxley Section 404 by calendar year-end, the Company has recently determined that there exist strong indicators of material weaknesses in internal controls over financial reporting, primarily due to the Company’s insufficient finance and accounting staffing levels. In addition, concerns over general computer controls may exist due to the limited time available to test and season the documented controls now in place. The Company is assessing these observations to determine which observations, if any, are deficiencies and whether any deficiencies constitute significant deficiencies or material weaknesses, either individually or in the aggregate. The Company is also actively implementing certain changes to its internal controls to remediate the identified potential deficiencies, including retaining outside experts to assist in certain reporting matters, hiring additional accounting and finance staff and continuing education of personnel. Despite the remedial steps the Company takes, it cannot be certain that the remediation will be fully completed or, if completed, fully tested and seasoned, prior to December 31, 2005.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 3, 2005.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: November 3, 2005	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary